Exhibit 32.1

           PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-KSB of International Surfacing, Inc. for the year ended December 31, 2004, I, Samuel Serritella, Chief Executive Officer and Chief Financial Officer of International Surfacing, Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Annual Report on Form 10-KSB for the period ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-KSB for the period ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of International Surfacing, Inc.

Dated: August 5, 2005

                                                INTERNATIONAL SURFACING, INC.

                                            By: /s/Samuel Serritella
                                                -----------------------
                                                Samuel Serritella, CEO and CFO